Exhibit 99.5

Sunburst Investor Q&A

Rev. 16 Feb 2017

Q1. Can you provide specifics in regard to the complementary nature of the deal? From a technical aspect or sales standpoint?

A1. Sonaca and LMI have both distinguished themselves in the industry through capabilities such as wing movables, wing panels and complex fuselage and structural assemblies, and together we believe we will be able to strengthen our competitive advantage in the global aerospace market. Sonaca currently does not have a presence in the United States and the other countries where LMI is located. Acquiring LMI supports Sonaca Group’s vision to expand its capabilities in the United States and together broaden our global presence.

Q2. What, if any, synergies do you expect with this deal?

A2. Sonaca has built strong relationships with their primary customers, Airbus and Embraer. Having access to these customers to potentially purchase the parts LMI manufactures today will be a great benefit to our organization. Similarly, Sonaca will benefit from LMI’s expansive work statements and deep relationships with Spirit, Boeing and Gulfstream. Additionally, we will no longer have public company costs after the deal closes.

In addition, we believe the Sonaca Group is a partner with whom we can create a combined global leader in the design and manufacture of complex aerostructures. Our businesses have complementary product portfolios that largely serve different aerospace primes and Tier 1 suppliers around the world. Importantly for our employees, we expect LMI will be supported by Sonaca’s deeper capital resources and an interest in the success of LMI’s operations and supporting and developing our employees. Also there are no immediate plans as a result of the acquisition for a reduction in workforce or to close any of our plants.

Q3. What impact, if any, does today’s deal have on the guidance you recently issued?

A3. We issued a press release Feb. 16, 2017, that clarifies our expectations for 2016. We expect to release fourth quarter and full-year results for 2016 in March 2017. Given the pending transaction, we are currently re-evaluating our position on providing guidance for 2017 and beyond.

Q4. How does this deal increase your access to capital and what are your near-term plans for that capital?

A4. LMI will be supported by a parent company with deeper capital resources than what we have now, which we expect will support our strategic focus areas.

Q5. Will Sonaca be making any type of major investment in LMI or providing a cash infusion for LMI to expand capabilities or manufacturing?

A5. Upon transaction close, we expect Sonaca will support our current operational plans and expected production rate increases.

Q6. What impact will this have on LMI’s ability to make strategic acquisitions? Can you still do them or will it have to be approved/completed by Sonaca?

A6. We don’t expect significant changes to how we operate day to day. We will be a member of the Sonaca Group and will evaluate strategic opportunities with them to expand our capabilities.

Q7. What does this do to your ability to invest in the company and R&D?

A7. We expect to have greater access to an expanded customer base and new capital resources, which we believe will support capital investments, expand research and development, broaden our global presence, and enhance our know-how.

Sunburst Investor Q&A

Rev. 16 Feb 2017

Q8. How have your key customers reacted to the announcement?

A8. Our key customers understand that we don’t expect this transaction to significantly change how we operate day to day and our relationship with our valued customers. Together, LMI and Sonaca expect to offer our customers a stronger organization with expanded capabilities.

Q9. How quickly will you have the opportunity to start working with other Sonaca customers?

A9. We look forward to pursuing and developing these opportunities once the transaction closes.

Q10. Will this purchase by a foreign buyer impact any current or pending contracts?

A10. This transaction is subject to customary regulatory approvals; however, we don’t expect a significant impact to our business.

Q11. Will this impact your statements of work in the defense sector?

A11. Since most of our defense statement of work is through prime contractors, we don’t expect a material impact to our business.

Q12. Will management and the board remain in place or will there be changes?

A12. Dan Korte will continue to serve as LMI’s chief executive officer; instead of reporting to the LMI Board of Directors as he does today, he will report to Bernard Delvaux, Sonaca chief executive officer. Other LMI senior leadership also will remain in place and will continue their current reporting relationships.

Independent members of the LMI Aerospace Inc. Board of Directors will resign upon transaction close.

Q13. What is your timeframe for retiring debt?

A13. We expect our debt structure will likely change upon transaction close.

Q14. Why this price? Why this deal?

A14. After careful consideration, the Board determined that this transaction represents the most attractive alternative to maximize shareholder value. The deal represents a 52 percent premium over LMI’s closing share price on Feb. 16, 2017, of $9.19 per share, a 63 percent premium over LMI’s 3-month volume weighted average price up to and including Feb. 16, 2017, of $8.59 per share, and a 78 percent premium over LMI’s 6-month volume weighted average price up to and including Feb. 16, 2017, of $7.88 per share.

In addition, we believe the Sonaca Group is a partner with whom we can create a combined global leader in the design and manufacture of complex aerostructures. Our businesses have complementary product portfolios that largely serve different aerospace primes and Tier 1 suppliers around the world. Importantly for our employees, we expect LMI will be supported by Sonaca’s deeper capital resources and an interest in the success of LMI’s operations and supporting and developing our employees. Also there are no immediate plans as a result of the acquisition for a reduction in workforce or to close any of our plants.

Sunburst Investor Q&A

Rev. 16 Feb 2017

Additional Information and Where to Find It

This document may be deemed to be solicitation material with respect to the proposed merger. In connection with the proposed merger, LMI Aerospace, Inc. (the “Company”) will file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.lmiaerospace.com or by directing a request to: LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Corporate Secretary, (636) 946-6525.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K/A for the fiscal year ended December 31, 2015, as filed with the SEC on March 17, 2016, and its definitive proxy statement for its 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 29, 2016. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger the Company will file with the SEC and furnish to the Company’s shareholders.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and related transactions and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, uncertainties and other factors that could cause the actual results to differ materially from such forward-looking statements, including, but not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or conditions to the closing of the merger may not be satisfied or waived, (2) the failure to obtain the required shareholder approval or the failure to satisfy the closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger, (4) the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (5) the transaction may involve unexpected costs, liabilities or delays, (6) the Company’s business may suffer as a result of the uncertainty surrounding the transaction, (7) the outcome of any legal proceeding relating to the transaction, (8) the Company may be adversely affected by other economic, business and/or competitive factors, and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.

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